UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2012

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Five Radnor Corporate Center, Suite 500

100 Matsonford Road, Radnor, Pennsylvania 19087

(Address of principal executive office) (Zip Code)

(610) 975-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Exhibit 99.1 to this Current Report sets forth certain information regarding Penn Virginia Resource Partners, L.P. (the “Partnership”). Exhibit 99.2 to this Current Report sets forth certain information regarding Chief Gathering LLC.

Exhibit 99.3 to this Current Report sets forth certain pro forma combined financial statements of the Partnership. Exhibit 99.4 to this Current Report sets forth certain historical financial statements of Chief Gathering LLC.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1, Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Partnership under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

On May 7, 2012, the Partnership issued a press release to announce that it intends to commence an offering, through a private placement, of an aggregate of $450 million of its senior notes due 2020. A copy of the press release is attached as Exhibit 99.5 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Information Regarding Penn Virginia Resource Partners, L.P.

99.2	Information Regarding Chief Gathering LLC

99.3	Pro Forma Combined Financial Statements of Penn Virginia Resource Partners, L.P.

99.4	Historical Financial Statements of Chief Gathering LLC

99.5	Press Release, May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

	By:	Penn Virginia Resource GP, LLC Its General Partner

Dated: May 7, 2012	By:	/S/ BRUCE D. DAVIS, JR.
Name: Bruce D. Davis, Jr. Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Information Regarding Penn Virginia Resource Partners, L.P.

99.2	Information Regarding Chief Gathering LLC

99.3	Pro Forma Combined Financial Statements of Penn Virginia Resource Partners, L.P.

99.4	Historical Financial Statements of Chief Gathering LLC

99.5	Press Release, May 7, 2012

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